POWER OF ATTORNEY



         KNOW ALL MEN BY THESE PRESENTS, that Judith Freyer constitutes and appoints Max Berueffy and D. Blaine Riggle and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities to sign the Registration Statement on Form N-1A, Form N-14 and any or all amendments thereto of The Winter Harbor Fund, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



                                              /s/ Judith Freyer
                                              ---------------------------
                                               Judith Freyer


Dated: May 20, 1998